As filed with the Securities and Exchange Commission on May 30, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Applied Molecular Evolution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0374014

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3520 Dunhill Street San Diego, California	92121

(Address of Principal Executive Offices)	(Zip Code)

2001 STOCK INCENTIVE PLAN

(Full title of the plans)

Copy to:
WILLIAM D. HUSE President, Chief Executive Officer and Chairman of the Board 3520 Dunhill Street San Diego, CA 92121 (858) 597-4990	THOMAS E. SPARKS, JR. Pillsbury Winthrop LLP 50 Fremont Street San Francisco, CA 94105 (415) 983-1000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Registration
to be Registered	Registered(1)	Share(2)	Price(2)	Fee

Common Stock, par value $0.001	782,625 shares	$6.03	$4,719,229	$434.17

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes an indeterminate number of additional shares which may be offered and issued in connection with any stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices as reported on the Nasdaq National Market on May 29, 2002.

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

     General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 16, 2001 (File No. 333-73584) is hereby incorporated by reference.

     Incorporation of Certain Documents by Reference.

     The following documents filed by Registrant with the Securities and Exchange Commission (File Nos. 000-31101) are incorporated by reference in this registration statement:

     (1)  Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (2)  Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     (3)  The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed July 20, 2000; and

     (4)  The description of Registrant’s Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $0.001, contained in Registrant’s registration statement on Form 8-A, filed May 11, 2001.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 30, 2002.

APPLIED MOLECULAR EVOLUTION, INC.

By	/s/ William D. Huse, M.D., Ph.D.

William D. Huse, M.D., Ph.D. President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Huse, M.D., Ph.D. and Lawrence E. Bloch, M.D., J.D., and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ William D. Huse, M.D., Ph.D. William D. Huse, M.D., Ph.D.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 30, 2002

/s/ Lawrence E. Bloch, M.D., J.D. Lawrence E. Bloch, M.D., J.D.	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 30, 2002

Name	Title	Date

/s/ Stanley T. Crooke, M.D., Ph.D. Stanley T. Crooke M.D., Ph.D.	Director	May 30, 2002

/s/ Peter K. Hilal, M.D. Peter K. Hilal, M.D.	Director	May 30, 2002

/s/ Clive A. Meanwell, M.D., Ph.D. Clive A. Meanwell, M.D., Ph.D.	Director	May 30, 2002

/s/ John F. Richards John F. Richards	Director	May 30, 2002

INDEX TO EXHIBITS

Number	Exhibit

4.1*	Specimen Common Stock Certificate.

5.1	Opinion regarding legality of securities to be offered.

10.1**	Applied Molecular Evolution, Inc. 2001 Stock Incentive Plan.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page 3)

*	Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, No. 333-36830.

**	Incorporated by reference to Exhibit B to the Registrant’s Proxy Statement dated April 23, 2001.